UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

BIOAFFINITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2026, bioAffinity Technologies, Inc. (the “Company”) entered into a securities purchase agreements (the “Purchase Agreement”) with an institutional investor (“the “Purchaser”) for the issuance and sale in a private placement (the “Private Placement”) of (i) pre-funded warrants (the “Pre-Funded Warrants”) at a purchase price of $0.4657 per Pre-Funded Warrant to purchase up to an aggregate of 8,462,027 shares (the “Pre-Funded Warrant Shares”) of the Company’s common stock, par value $0.007 per share (the “Common Stock”); (ii) Series A warrants to purchase up to 8,462,027 shares of Common Stock (the “Series A Warrants,” and the shares issuable upon exercise thereof, the “Series A Warrant Shares”); and (iii) Series B warrants to purchase up to 8,462,027 shares of Common Stock (the “Series B Warrants,” together with the Series A Warrants, the “Warrants”) and the shares issuable upon exercise thereof, the “Series B Warrant Shares,” together with the Series A Warrant Shares, the “Warrant Shares”). The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

Each Warrant has an initial exercise price of $0.4727 per share, as adjusted pursuant to the terms thereof upon the first occurrence of any share split, share dividend, share combination recapitalization or other similar transaction. The Warrants are exercisable following Stockholder Approval (as defined in the Purchase Agreement). The Warrants will expire five (5) years after issuance. A holder may not exercise any portion of the Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to either the Series A Warrants or the Series B Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

The Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.007 per share of Common Stock at any time until all of the Pre-Funded Warrants are exercised in full. A holder may not exercise any portion of the Pre-Funded Warrants to the extent the Purchaser would own more than 9.99% of the outstanding Common Stock immediately after exercise.

WallachBeth Capital LLC (the “Placement Agent”) served as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain placement agency agreement, dated as of August 12, 2026, between the Company and WallachBeth (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee of 7.5% of the aggregate gross proceeds raised in the Private Placement and agreed to reimburse the Placement Agent for certain expenses and legal fees. The Company also issued warrants to designees of the Placement Agent (the “Placement Agent Warrants”) to purchase up to 3.0% of the aggregate number of shares of Common Stock placed in the Offering, equating to 253,861 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to $0.4727 per share.

The Placement Agency Agreement and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of August 12, 2026, with the Purchaser, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of Shares and the shares of Common Stock underlying the Pre-Funded Warrants and the Warrants no later than 15 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 45 days following the date of the Registration Rights Agreement (or 75 days following the date of the Registration Rights Agreement in the event of a “full review” by the Securities and Exchange Commission).

The Private Placement closed on August 14, 2026. The net proceeds to the Company from the Private Placement are expected to be approximately $3.6 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for working capital and general corporate purposes.

The foregoing descriptions of terms and conditions of the Placement Agency Agreement, the Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, the Placement Agent Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Placement Agency Agreement, the Purchase Agreement, the form of the Pre-Funded Warrant, the form of the Series A Warrant, the form the Series B Warrant, the form of the Placement Agent Warrant, and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 1.1, 10.1, 4.1, 4.2, 4.3, 4.4 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to Securities is incorporated herein by reference. Neither the issuance of the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants or the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants were and the shares of Common Stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

Item 8.01 Other Events.

On August 13, 2026, the Company issued a press release announcing the pricing of the Private Placement. A copy of this press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit	Description
1.1	Placement Agency Agreement dated August 12, 2026
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release issued by bioAffinity Technologies, Inc. dated August 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2026	BIOAFFINITY TECHNOLOGIES, INC. (Registrant)

	By:	/s/ Maria Zannes
	Name:	Maria Zannes
	Title:	President and Chief Executive Officer

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